Exhibit 5.1

Andrews Kurth LLP 600 Travis, Suite 4200 Houston, Texas 77002 +1.713.220.4200 Phone +1.713.220.4285 Fax andrewskurth.com

March 2, 2015

Hercules Offshore, Inc.

9 Greenway Plaza, Suite 2200

Houston, Texas 77046

Ladies and Gentlemen:

We have acted as special counsel to (a) Hercules Offshore, Inc., a Delaware corporation (the “Company”), and (b) each of the entities listed on Schedule A attached hereto (collectively, the “Guarantors,” and together with the Company, the “Registrants”), in connection with the preparation of Post-Effective Amendment No. 1, filed March 2, 2015 (the “Amendment”) to the Registrants’ registration statement on Form S-3 (File No. 333-192970) (the “Registration Statement”), initially filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on December 20, 2013. The Registration Statement relates to the offering, from time to time, as set forth in the Registration Statement, the form of prospectus contained in the Amendment (the “Prospectus”) and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of up to $400.0 million in total aggregate offering price of (i) shares of common stock, par value $0.01 per share (“Common Shares”), of the Company, (ii) shares of preferred stock, par value $0.01 per share (“Preferred Shares”), of the Company, (iii) senior debt securities (“Senior Debt Securities”) of the Company, (iv) subordinated debt securities (“Subordinated Debt Securities,” and together with the Senior Debt Securities, “Debt Securities”) of the Company, (v) guarantees with respect to the Debt Securities by the Guarantors (the “Guarantees”), (vi) warrants to purchase Common Shares, Preferred Shares, Debt Securities, or other securities (“Warrants”), (vii) rights to purchase securities of the Registrants (the “Rights”), (viii) purchase contracts to purchase Common Shares, Preferred Shares, Debt Securities, or any other security of the Company as shall be designated at the time of the offering, at a future date or dates (the “Purchase Contracts”), (ix) depositary shares representing receipts for fractional interests in Preferred Shares as shall be designated by the Company from time to time (the “Depositary Shares”) and (x) units consisting of one or more of the securities referred to in the foregoing clauses (i) through (ix), or any combination thereof (“Units”); each on terms to be determined at the time of the offering thereof. The Common Shares, Preferred Shares, Debt Securities, Guarantees, Warrants, Rights, Purchase Contracts, Depositary Shares and Units are referred to herein collectively as the “Securities.” The Securities will be offered in amounts, at prices and on terms to be determined at the time of sale and to be set forth in one or more Prospectus Supplements. All capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Registration Statement or in the Indenture (as defined below), as the case may be.

Senior Debt Securities will be issued pursuant to a senior indenture substantially in the form attached as Exhibit 4.4 to the Registration Statement (the “Senior Indenture”), between the

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Company and U.S. Bank National Association, as trustee (the “Trustee”), as it may be amended or supplemented from time to time, including at the time of and in connection with the issuance of such Senior Debt Securities. Guarantees of Senior Debt Securities will be issued pursuant to the Senior Indenture, as it may be amended or supplemented from time to time, including pursuant to supplemental indentures among the Company, the Guarantors and the Trustee entered into at the time of and in connection with the issuance of such Guarantees and such Senior Debt Securities. Similarly, Subordinated Debt Securities will be issued pursuant to a subordinated indenture substantially in the form attached as Exhibit 4.5 to the Registration Statement (the “Subordinated Indenture,” and together with the Senior Indenture, the “Indentures”), between the Company and the Trustee, as it may be amended or supplemented from time to time, including at the time of and in connection with the issuance of such Subordinated Debt Securities. Guarantees of Subordinated Debt Securities will be issued pursuant to the Subordinated Indenture, as it may be amended or supplemented from time to time, including pursuant to supplemental indentures among the Company, the Guarantors and the Trustee entered into at the time of and in connection with the issuance of such Guarantees and such Subordinated Debt Securities.

The Warrants may be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and a warrant agent. The Rights may be issued pursuant to a rights agreement (the “Rights Agreement”) between the Company and a bank or trust company, as rights agent. The Depositary Shares may be issued pursuant to a deposit agreement (the “Deposit Agreement”) between the Company and a depositary. The Purchase Contracts may be issued pursuant to a purchase contract agreement (the “Purchase Contract Agreement”) between a Registrant and a purchase contract agent.

As the basis for the opinions hereinafter expressed, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following: (i) the amended and restated certificate of incorporation of the Company, as amended to date (“Certificate of Incorporation”); (ii) the amended and restated bylaws of the Company, as amended to date (“Bylaws”); (iii) the Registration Statement; (iv) the Amendment; (v) the Prospectus; (vi) the forms of Indentures; and (xii) such other instruments and other certificates of public officials, officers and representatives of the Company, and such other persons as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents supplied to us as originals and (iv) the conformity to the authentic originals of all documents supplied to us as certified, photostatic or faxed copies. In conducting our examination of documents, we have assumed the power, corporate or other, of all parties thereto other than the Company to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, except as set forth in the numbered opining paragraphs below, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

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We have also assumed:

(i) that the Certificate of Incorporation and the Bylaws, in each case as amended to date, will not have been amended in any manner that would affect any legal conclusion set forth herein;

(ii) that any Certificate of Designation in respect of Preferred Shares and the forms of certificates representing any Common Shares or Preferred Shares will be in conformity with the Certificate of Incorporation and Bylaws and with applicable law;

(iii) that the consideration paid for any Common Shares or Preferred Shares will comply with Section 153(a) or (b) of the Delaware General Corporation Law (the “DGCL”), the fourth sentence of Section 152 of the DGCL, and Section 3 of Article IX of the Delaware Constitution, or (in each case) any successor provision;

(iv) with respect to any Securities consisting of Common Shares, (a) the taking by the Company of all necessary corporate action to authorize and approve the issuance of such Common Shares, the terms of the offering thereof and related matters and (b) the issuance and delivery of such Common Shares in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company (the “Board of Directors”);

(v) with respect to any Securities consisting of Preferred Shares, (a) the taking by the Company of all necessary corporate action to authorize and approve the issuance and terms of such series of Preferred Shares, the terms of the offering thereof and related matters, (b) the due filing with the Office of the Secretary of State of the State of Delaware of a Certificate of Designation for such series of Preferred Shares to be issued and (c) the issuance and delivery of the Preferred Shares of such series in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors;

(vi) with respect to any Securities consisting of Debt Securities, (a) the due authorization and valid execution and delivery of such Indenture by the Company, as issuer, and the Trustee, (b) the due authorization and valid execution and delivery of the applicable supplement, if any, to such Indenture by the Company, as issuer, the Guarantors, as guarantors, and the Trustee, or the due authorization and valid execution and delivery of the applicable resolution of the Board of Directors and the valid execution and delivery of the applicable officer’s certificate by a duly authorized officer of the Company, in either case in accordance with the terms of such Indenture, as theretofore amended or supplemented, (c) the taking by the Company of all necessary corporate action to authorize and approve the issuance and terms of such series of Debt Securities, the terms of the offering thereof and related matters, and (d) the execution, authentication, issuance and delivery of the Debt Securities of such series in accordance with the terms of such Indenture as then and theretofore amended and supplemented (including by any such supplemental indenture) and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors;

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(vii) with respect to any Guarantees of any series of Debt Securities to be issued under an Indenture, (a) the due authorization and valid execution and delivery of such Indenture by the Company, as issuer, and the Trustee, (b) the due authorization and valid execution and delivery of the applicable supplement, if any, to such Indenture by the Company, as issuer, the Guarantors, as guarantors, and the Trustee, or the due authorization and valid execution and delivery of the applicable resolution of the Board of Directors and the valid execution and delivery of the applicable officer’s certificate by a duly authorized officer of the Company, in each case in accordance with the terms of such Indenture, as theretofore amended or supplemented, (c) the taking by the Registrants of all necessary corporate or limited liability company (as applicable) to authorize and approve the issuance and terms of the Guarantees and the series of Debt Securities to which they pertain, the terms of the offering thereof and related matters, and (d) the execution, authentication, issuance and delivery of the Debt Securities of such series, and the execution and delivery of such Guarantees, in accordance with the terms of such Indenture as then and theretofore amended or supplemented (including by any such supplemental indenture) and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors;

(viii) that any supplemental indenture to either of the Indentures and any resolution of the Board of Directors and any officers’ certificate executed and delivered pursuant to either of the Indentures, in any such case, in or pursuant to which the terms of any Debt Securities and Guarantees are established and pursuant to which such Debt Securities and Guarantees are issued, will comply with such Indenture as theretofore amended or supplemented, and the form and terms of such Debt Securities and Guarantees will comply with such Indenture as then and theretofore amended or supplemented (including by any such supplemental indenture) and any such resolution of the Board of Directors and officers’ certificate;

(ix) that the form and terms of any Debt Securities, the form and terms of any Guarantees, the form and terms of any Warrants, Rights, Depositary Shares, Purchase Contracts or Units, and the form and terms of any and all Securities or other securities or obligations comprising the same or subject thereto (in the case of the Units, Warrants, Rights, Depositary Shares and Purchase Contracts), the issuance, sale and delivery thereof by the applicable Registrant, and the incurrence and performance by the applicable Registrant of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related Indenture, Warrant Agreement, Rights Agreement, Deposit Agreement, Purchase Contract Agreement or unit agreement) in accordance with the terms thereof, will be in full compliance with, and will not violate, the certificate of incorporation, bylaws, certificate of formation, limited liability company agreement or similar instrument of any of the Registrants, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon any of the Registrants, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity, and (without limiting the generality of the foregoing) Section 5-501.6.b of the New York General Obligations Law will apply in the case of all such Debt Securities and Guarantees. In addition, we have assumed the receipt by each person to whom or for whose benefit a Security is to be issued (collectively, the “Beneficial Holders”) of a certificate for such

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Security or the receipt by The Depository Trust Company, acting as agent, on behalf of all Beneficial Holders of the class or series of Securities of which such Security is one, of a global security then evidencing such Securities, and the issuance and sale of and payment for the Securities so acquired, in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of each applicable Registrant, and in accordance with the Registration Statement (including the Prospectus and the applicable Prospectus Supplement);

(x) with respect to any Securities consisting of Warrants, (a) the taking by the Registrants of all necessary corporate or limited liability company action (as applicable) to authorize and approve (i) the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (ii) the issuance of any Common Shares that are receivable upon exercise of Warrants, (iii) the issuance and terms of any series of Preferred Shares that are receivable upon exercise of Warrants, and the filing with the Office of the Secretary of State of the State of Delaware of a Certificate of Designation for such series of Preferred Shares, (iv) the issuance and terms of any series of any Debt Securities that are receivable upon exercise of Warrants, and the execution and delivery of the applicable Indenture and any applicable supplemental indenture, or the applicable resolution of the Board of Directors and the applicable officer’s certificate, (v) the Guarantees, if applicable, of any Debt Securities receivable upon exercise of such Warrants, (vi) the issuance of any Depositary Shares issuable upon exercise of such Warrants and (vii) the issuance and terms of any Units that are receivable upon exercise of Warrants, and the execution and delivery of any related unit agreement, and (b) the execution and delivery by all parties thereto and authentication, in the case of the applicable series of Debt Securities, and issuance of (i) the applicable Warrant Agreement, (ii) the applicable Warrants, (iii) such Common Shares and/or Preferred Shares (and filing of such Certificate of Designation), (iv) such series of Debt Securities and Indenture and any such supplemental indenture, or the applicable resolution of the Board of Directors and the applicable officer’s certificate, (v) such Guarantees, (vi) such Depositary Shares and (vii) such Units and unit agreement in accordance with (A) the provisions of the Certificate of Incorporation (including such Certificate of Designation) and Bylaws, in the case of Common Shares and/or Preferred Shares, such Indenture as then and theretofore amended and supplemented (including by any such supplemental indenture), or the applicable resolution of the Board of Directors and the applicable officer’s certificate, in the case of a series of Debt Securities and (if applicable) the Guarantees of such Debt Securities, the applicable Deposit Agreement, in the case of the Depositary Shares, and the applicable unit agreement, in the case of the Units, and (B) the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors;

(xi) with respect to any Securities consisting of Rights, (a) the taking by the Registrants of all necessary corporate or limited liability company action (as applicable) to authorize and approve (i) the issuance and terms of the Rights, the terms of the offering thereof and related matters, (ii) the issuance of any Common Shares that are receivable upon exercise of Rights, (iii) the issuance and terms of any series of Preferred Shares that are receivable upon exercise of Rights, and the filing with the Office of the Secretary of State of the State of Delaware of a Certificate of Designation for such series of Preferred Shares, (iv) the issuance and terms of any

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series of any Debt Securities that are receivable upon exercise of Rights, and the execution and delivery of the applicable Indenture and any applicable supplemental indenture, or the applicable resolution of the Board of Directors and the applicable officer’s certificate, (v) the Guarantees, if applicable, of any Debt Securities receivable upon exercise of such Rights, (vi) the issuance of any Depositary Shares issuable upon exercise of such Rights and (vii) the issuance and terms of any Units that are receivable upon exercise of Rights, and the execution and delivery of any related unit agreement, and (b) the execution and delivery by all parties thereto and authentication, in the case of the applicable series of Debt Securities, and issuance of (i) the applicable Rights Agreement, (ii) the applicable Rights, (iii) such Common Shares and/or Preferred Shares (and filing of such Certificate of Designation), (iv) such series of Debt Securities and Indenture and any such supplemental indenture, or the applicable resolution of the Board of Directors and the applicable officer’s certificate, (v) such Guarantees, (vi) such Depositary Shares and (vii) such Units and unit agreement in accordance with (A) the provisions of the Certificate of Incorporation (including such Certificate of Designation) and Bylaws, in the case of Common Shares and/or Preferred Shares, such Indenture as then and theretofore amended and supplemented (including by any such supplemental indenture), or the applicable resolution of the Board of Directors and the applicable officer’s certificate, in the case of a series of Debt Securities and (if applicable) the Guarantees of such Debt Securities, the applicable Deposit Agreement, in the case of the Depositary Shares, and the applicable unit agreement, in the case of the Units, and (B) the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors;

(xii) with respect to any Securities consisting of Purchase Contracts, (a) the taking by the Registrants of all necessary corporate or limited liability company action (as applicable) to authorize and approve (i) the issuance and terms of the Purchase Contracts, the terms of the offering thereof and related matters, (ii) the issuance of any Common Shares that are receivable in accordance with the terms of such Purchase Contracts, (iii) the issuance and terms of any series of Preferred Shares that are receivable in accordance with the terms of such Purchase Contracts, and the filing with the Office of the Secretary of State of the State of Delaware of a Certificate of Designation for such series of Preferred Shares, (iv) the issuance and terms of any series of any Debt Securities that are receivable in accordance with the terms of such Purchase Contracts, and the execution and delivery of the applicable Indenture and any applicable supplemental indenture, or the applicable resolution of the Board of Directors and the applicable officer’s certificate, (v) the Guarantees, if applicable, of any Debt Securities receivable in accordance with the terms of such Purchase Contracts, (vi) the issuance of any Depositary Shares issuable upon in accordance with the terms of such Purchase Contracts and (vii) the issuance and terms of any Units that are receivable in accordance with the terms of such Purchase Contracts, and the execution and delivery of any related unit agreement, (b) the taking by any entity unaffiliated with the Company of all necessary corporate, limited liability, limited or general partner or other action (as applicable) to authorize and approve issuance and terms of any of such entity’s securities that are receivable in accordance with the terms of such Purchase Contracts and (c) the execution and delivery by all parties thereto and authentication, in the case of the applicable series of Debt Securities, and issuance of (i) the applicable Purchase Contract Agreement, (ii) the applicable Purchase Contracts, (iii) such Common Shares and/or Preferred Shares (and filing of such

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Certificate of Designation), (iv) such series of Debt Securities and Indenture and any such supplemental indenture, or the applicable resolution of the Board of Directors and the applicable officer’s certificate, (v) such Guarantees, (vi) such Depositary Shares and (vii) such Units and unit agreement in accordance with (A) the provisions of the Certificate of Incorporation (including such Certificate of Designation) and Bylaws, in the case of Common Shares and/or Preferred Shares, such Indenture as then and theretofore amended and supplemented (including by any such supplemental indenture), or the applicable resolution of the Board of Directors and the applicable officer’s certificate, in the case of a series of Debt Securities and (if applicable) the Guarantees of such Debt Securities, the applicable Deposit Agreement, in the case of the Depositary Shares, and the applicable unit agreement, in the case of the Units, and (B) the applicable Purchase Contract or other definitive purchase, underwriting or similar agreement approved by the Board of Directors;

(xiii) with respect to any Securities consisting of Depositary Shares, (a) the taking by the Registrants of all necessary corporate or limited liability company action (as applicable) to authorize and approve (i) the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, and (ii) the issuance and terms of any series of Preferred Shares underlying such Depositary Shares, and the filing with the Office of the Secretary of State of the State of Delaware of a Certificate of Designation for such series of Preferred Shares, and (b) the execution and delivery by all parties thereto and issuance of (i) the applicable Deposit Agreement, (ii) the applicable Depositary Shares and (iii) such Preferred Shares (and filing of such Certificate of Designation), in accordance with (A) the provisions of the Certificate of Incorporation (including such Certificate of Designation) and Bylaws, in the case of the Preferred Shares underlying such Depositary Shares and (B) the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors; and

(xiv) with respect to any Securities consisting of Units, (a) the taking by the Registrants of all necessary corporate or limited liability company action (as applicable) to authorize and approve (i) the issuance and terms of the Units, the terms of the offering thereof and related matters, and (b) the execution and delivery by all parties thereto and issuance of (i) any applicable unit agreement, and (ii) the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors.

Based upon the foregoing, and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

1. The Common Shares, upon the payment (or delivery) of the consideration therefor provided for in the applicable purchase, underwriting or similar agreement, will be validly issued, fully paid and nonassessable.

2. With respect to any series of Preferred Shares, upon the payment (or delivery) of the consideration therefor provided for in the applicable purchase, underwriting or similar agreement, the Preferred Shares of such series will be validly issued, fully paid and nonassessable.

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3. With respect to any series of Debt Securities to be issued under an Indenture, upon the payment (or delivery) of the consideration therefor provided for in the applicable purchase, underwriting or similar agreement and the Indenture, such Debt Securities will be validly issued and will constitute valid and legally binding obligations of the Company.

4. With respect to any Guarantees of any series of Debt Securities to be issued under an Indenture, upon the payment (or delivery) of the consideration therefor provided for in the applicable purchase, underwriting or similar agreement and the Indenture, such Guarantees will constitute valid and legally binding obligations of the applicable Guarantor.

5. With respect to any Warrants to be issued under a Warrant Agreement, upon the payment (or delivery) of the consideration therefor provided for in the applicable purchase, underwriting or similar agreement, such Warrants will constitute valid and legally binding obligations of the Company.

6. With respect to any Rights to be issued under a Rights Agreement, upon payment (or delivery) of the consideration therefor provided for in such purchase, underwriting or similar agreement, such Rights will constitute valid and legally binding obligations of the Company.

7. With respect to any Purchase Contracts to be issued under a Purchase Contract Agreement, upon payment (or delivery) of the consideration therefor provided for in such purchase, underwriting or similar agreement, such Purchase Contracts will constitute valid and legally binding obligations of the Company.

8. With respect to any Depositary Shares to be issued under a Deposit Agreement, upon payment (or delivery) of the consideration therefor provided for in such purchase, underwriting or similar agreement, such Depositary Shares will constitute valid and legally binding obligations of the Company.

9. With respect to any Units, upon payment (or delivery) of the consideration therefor provided for in such purchase, underwriting or similar agreement, such Units will constitute valid and legally binding obligations of the Company.

Our opinions in paragraphs 3, 4, 5, 6, 7, 8 and 9 above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability. Our opinions in paragraphs 3, 4, 5, 6, 7, 8 and 9 above, insofar as they pertain to the choice of law provisions of the instruments referred to in such paragraphs, are rendered solely in reliance upon New York General Obligations Law Section 5-1401, and are expressly conditioned upon the assumption that the legality, validity,

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binding effect and enforceability of said provisions will be determined by a court of the State of New York or a United States federal court sitting in New York and applying New York choice of law rules, including said Section 5-1401. We express no opinion as to any constitutional limitations upon said Section 5-1401 or their effect, if any, upon any opinion herein expressed.

We express no opinion other than as to the DGCL and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus. In giving this consent we do not admit that we are “experts” under the Securities Act, or the rules and regulations of the SEC issued thereunder, with respect to any part of the Registration Statement, including this exhibit. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law, and we have assumed that at no future time would any such subsequent change of fact or law affect adversely our ability to render at such time an opinion (a) containing the same legal conclusions set forth herein and (b) subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.

Very truly yours,

/s/ Andrews Kurth LLP

SCHEDULE A

Guarantors

Name of Guarantor	State of Incorporation or Organization
Cliffs Drilling Company	Delaware
Cliffs Drilling Trinidad L.L.C.	Delaware
FDT LLC	Delaware
FDT Holdings LLC	Delaware
Hercules Drilling Company, LLC	Delaware
Hercules Liftboat Company, LLC	Delaware
Hercules Offshore Liftboat Company LLC	Delaware
Hercules Offshore Services LLC	Delaware
HERO Holdings, Inc.	Delaware
SD Drilling LLC	Delaware
THE Offshore Drilling Company	Delaware
THE Onshore Drilling Company	Delaware
TODCO Americas Inc.	Delaware
TODCO International Inc.	Delaware